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                                                                    EXHIBIT 5.1


                 [Gray Cary Ware Freidenrich LLP Letterhead]


                                                                   Our File No:
                                                                  104104-154848


October 26, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Invitrogen Corporation Registration Statement on Form S-1, No. 333-87085
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Ladies and Gentlemen:

As counsel to Invitrogen Corporation (the "Company") we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock as set forth in the Registration Statement on Form S-1 to which this opinion is being filed as Exhibit 5.1 (collectively, the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid, and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.


Respectfully submitted,


/s/ GRAY CARY WARE & FREIDENRICH
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GRAY CARY WARE & FREIDENRICH LLP